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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Aspen Technology Inc.:

        We consent to the use of our report dated November 6, 2009, with respect to the consolidated balance sheets of Aspen Technology Inc. as of June 30, 2008 and 2009, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income and cash flows for each of the years in the two-year period ended June 30, 2009, included in this registration statement on Form S-1 and we consent to the reference to our firm under the heading "Experts" and "Selected Financial Data" in the prospectus.

                                                                                        /s/ KPMG LLP

Boston, Massachusetts
July 28, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM